Exhibit 23.2

Tanner + Co.
215 South State Street
Suite 800
Salt Lake City Utah 84111


                          CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTINGS

The Board of Directors of Wellstone Filters, Inc.:


We hereby consent to the use in this Registration
Statement on Form S-8 of our report dated March 18, 2004 relating to the financial statements of Wellstone Filters, Inc. and to the reference of our firm in the Registration Statement.


/s/ Tanner + Co.


Salt Lake City, Utah
July 23, 2004